Exhibit 4(v)

{FORM ALWAYS REQUIRED}

{Principal® Strategic Income Index-Linked Deferred Annuity} Application

Principal Life Insurance Company
{RIS Annuity Services
711 High Street
Des Moines, IA 50392-1770}
A member of Principal Financial Group®

Principal®

A Single Premium Deferred Individual Annuity

1. Owner(s)

Primary owner: Owner is a/an: ☐ Individual ☐ Trust ☐ Custodian/POA ☐ UTMA/UGMA

Full name (first, middle, last) ____________ Trust date (if applicable) ____________

Street address ____________ City ____________ State ____________ Zip ____________

Email address ____________

Date of birth ____________ Gender ☐ M ☐ F Social security or Tax ID # ____________ Telephone number ____________

Joint owner: Not applicable for qualified contracts

Full name (first, middle, last) ____________

Date of birth ____________ Gender ☐ M ☐ F Social security or Tax ID # ____________ Telephone number ____________

2. Annuitant(s)

Primary annuitant: Complete only if different than owner

Full name (first, middle, last) ____________

Street address ____________ City ____________ State ____________ Zip ____________

Date of birth ____________ Gender ☐ M ☐ F Social security or Tax ID # ____________ Telephone number ____________

Joint annuitant: Not applicable for qualified contracts

Full name (first, middle, last) ____________

Date of birth ____________ Gender ☐ M ☐ F Social security or Tax ID # ____________ Telephone number ____________

3. Type of contract

{**Tax status:** ☐ Nonqualified (NQ) ☐ Traditional IRA ☐ IRA transfer ☐ IRA rollover ☐ Roth IRA
☐ Pension trust ☐ SEP IRA ☐ SIMPLE IRA}

{If qualified, date of the contribution year: ____________ If Roth IRA, date of the first contribution to any Roth IRA: ____________}

Premium details	Amount	Personal check	NQ transfer	Transfer from IRA	Rollover from eligible qualified plan
Initial premium:	$ ____________	☐	☐	☐	☐
Initial premium:	$ ____________	☐	☐	☐	☐
Initial premium:	$ ____________	☐	☐	☐	☐

Minimum premium {$10,000} nonqualified or {$10,000} qualified

Make checks payable to **Principal Life Insurance Company**

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

ICC23 AA 4971 {Sample}

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This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. ICC23 AA 4971 Page 2 of 6 4. Owner’s beneficiary Must designate at least one primary beneficiary. Must elect one Primary % Print full name Relationship to owner Date of birth or Contingent Address City State Zip Per stirpes Social security number Email address Phone number Must elect one Primary % Print full name Relationship to owner Date of birth or Contingent Address City State Zip Per stirpes Social security number Email address Phone number Must elect one Primary % Print full name Relationship to owner Date of birth or Contingent Address City State Zip Per stirpes Social security number Email address Phone number Must elect one Primary % Print full name Relationship to owner Date of birth or Contingent Address City State Zip Per stirpes Social security number Email address Phone number Must elect one Primary % Print full name Relationship to owner Date of birth or Contingent Address City State Zip Per stirpes Social security number Email address Phone number Must elect one Primary % Print full name Relationship to owner Date of birth or Contingent Address City State Zip Per stirpes Social security number Email address Phone number Per stirpes (if selected above) If any beneficiary pre-deceases the owner and leaves children, by birth or legal adoption, who survive the owner, such children of the beneficiary shall receive in equal portion the share of the proceeds the beneficiary would have received if living. Additional designations attached A separate page is attached with additional beneficiary designations. (Note: The date, contract number, and the signature of the owner must appear on all pages included as part of this request.)

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. ICC23 AA 4971 Page 3 of 6 5. Premium payment(s) Check here if multiple Premium Payments will be received by Principal (as a result of a transfer, exchange or rollover) and to authorize Principal to delay issuance of your contract until all Premium Payments are received. We may require a new application for Premium Payments received after [45] days. No interest will accrue on any Premium Payments received before the issue date of your contract. Total expected amount $ Total number of Premium Payments expected 6. Secure Income Protector (this section is required) For the Secure Income Protector guaranteed lifetime withdrawal benefit (GLWB), you are required to elect either “Single Life” or “Joint Life” Secure Income Benefit Payments and either the Level or Tiered Income Option at time of application. “Single Life” “Joint Life” (Available only if (i) joint owners are each other’s spouse, or (ii) sole owner is a natural person and owner’s spouse is the primary beneficiary. The spouse must be eligible to make spousal continuation election under federal tax law.) Spouse’s name Spouse’s DOB Spouse’s SSN or Tax ID Spouse’s name, date of birth and social security number are required when “Joint Life” is elected. Income Option Election (one must be selected) Level Income Option Tiered Income Option You may change your Income Option election once before you take your first withdrawal. Once you take your first withdrawal, the income option cannot be changed.

7. Segment allocation

Please select the segment options you would like your purchase payment allocated to by indicating the percentage each segment option should receive. Allocations must be made in whole (1%) increments and total 100%.

Capped Buffer segment options

Segment term	Index/Ticker	Protection level	Allocation
[1] – year[s]	[S&P 500® (with Cap)]	[10]%	%

Uncapped Buffer segment options

Segment term	Index/Ticker	Protection level	Allocation
[1] – year[s]	[S&P 500®]	[10]%	%
[1] – year[s]	[Russell 2000®]	[10]%	%
[2] – year[s]	[S&P 500®]	[10]%	%
[6] – year[s]	[S&P 500®]	[10]%	%
[6] – year[s]	[Russell 2000®]	[10]%	%
[6] – year[s]	[SG Smart Climate]	[10]%	%

Peak Buffer segment options

Segment term	Index/Ticker	Protection level	Allocation
[1] – year[s]	[S&P 500®]	[20]%	%
[6] – year[s]	[S&P 500®]	[20]%	%

Floor segment options

Segment term	Index/Ticker	Protection level	Allocation
[1] – year[s]	[S&P 500®]	[0]%	%
[1] – year[s]	[S&P 500®]	[10]%	%

Fixed segment options

Segment term	Index/Ticker	Protection level	Allocation [max of 50%]
[1] – year[s]	[N/A]	N/A	%

Total _________%

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.
ICC23 AA 4971

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This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. ICC23 AA 4971 Page 5 of 6 8. Telephone and internet authorization I (We) want telephone services as described in the prospectus. ............................................................. Yes No I (We) want internet transaction services for the sales representative as described in the prospectus... Yes No internet instructions received from the sales representative will be binding on all contract owners* *The contract owner may elect to perform financial transactions on the internet upon establishing a Personal Identification Number on the Principal Financial Group web site. If these boxes are not checked telephone and internet services are not available. Telephone or internet instructions received from any joint contract owner will be binding on all owners. Note: Authorization for these services can be revoked at any time by providing us written notice. 9. Replacement information to be completed by owner Do you have any pending or inforce life insurance coverage or annuity contracts?................................. Yes No If yes, will this annuity replace or change any pending or inforce life insurance or annuity contracts? .... Yes No 10. Replacement information to be completed by Financial Professional Does the applicant have, or are you aware that the applicant has, any pending or inforce life insurance or annuity contracts?................................................................................................................. Yes No Do you have any reason to believe this annuity will replace or change any pending or inforce life insurance or annuity contracts?................................................................................................................. Yes No 11. Owner’s signature The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination. The Annuity for which I am applying may not be traded on any stock exchange or secondary market. I have read this application and have had the opportunity to read the prospectus. I have been given the opportunity to ask questions regarding this investment and they have been answered to my satisfaction. I understand the following about the contract I am purchasing: • Benefits are based on the performance of the options elected and will decrease or increase with investment experience and are not guaranteed as to dollar amount. • Optional features (“riders”) are available to me. I have reviewed my own circumstances to determine if a rider’s benefit, cost and restrictions are appropriate for me. Refer to the Riders section of the prospectus for details. I agree: (1) I have read this application and all statements and answers as they pertain to me are true and complete to the best of my knowledge and belief. (2) Such statements and answers are the basis for any contract issued, and no information about me will be considered to have been given to Principal® unless it is stated in this application. (3) A Financial Professional does not have authorization to accept risk, or make, void, waive or change any conditions of this application, the contract or any premium receipt. (4) Principal® will have no liability until a contract is issued on this application and delivered to, and accepted by the owner, while each proposed owner and annuitant are alive. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Signed at City State Date Contract owner Joint owner X X Owner’s signature Joint owner’s signature Print owner’s name Print joint owner’s name

12. Financial Professional's statement

If required, I have provided the applicant with the appropriate Compensation Disclosure form.

Financial Professional certification for replacement transaction: By my signature, I hereby certify that I have used only the company's approved sales material in connection with this sale and that copies of all sales materials, prospectus and/or illustrations used were left with the applicant. I further certify that this replacement transaction follows the company's written replacement policy.

Financial Professional #1	Financial Professional #2	Financial Professional #3
Financial Professional's signature	Financial Professional's signature	Financial Professional's signature
Print Financial Professional's name	Print Financial Professional's name	Print Financial Professional's name
Principal Financial Professional ID (or detail code)	Principal Financial Professional ID (or detail code)	Principal Financial Professional ID (or detail code)
Selling entity/Bank name	Selling entity/Bank name	Selling entity/Bank name
Phone number	Phone number	Phone number
Email	Email	Email
Selling split %	Selling split %	Selling split %
Servicing split %	Servicing split %	Servicing split %

Commission Options - Refer to your commission schedule or verify with your broker/dealer to confirm that the option you select is available.

{ ☐ Option A ☐ Option B ☐ Option C ☐ Option D }

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.
ICC23 AA 4971

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